Exhibit 99.1

Horizon Pharma plc Announces First Quarter 2015 Financial Results and Increases 2015 Guidance

— Reports First Quarter Net Sales of $113.1 Million, Up 118 Percent —

— Increases Guidance for 2015 Net Sales and Adjusted EBITDA to $590 to $610 Million and $235 to $250 Million, Respectively —

— Conference Call and Webcast at 8:00 a.m. ET, May 8th, —

DUBLIN, IRELAND – May 8, 2015 – Horizon Pharma plc (NASDAQ: HZNP), a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its first quarter 2015 financial results today.

Quarterly Financial Highlights

(in millions except for per share amounts and percentage change)	Q1 2015	Q1 2014	Change
Total net sales	$113.1	$51.9	118%
Adjusted EBITDA	37.7	12.1	212%
Net loss	(19.6)	(206.3)	NM
Adjusted non-GAAP net income	27.9	11.0	154%
Net loss per share - basic	$(0.16)	$(3.07)	NM
Adjusted non-GAAP net income per share - basic	0.22	0.16	38%
Net loss per share - diluted	(0.16)	(3.07)	NM
Adjusted non-GAAP net income per share - diluted	0.21	0.13	62%

Strong Growth Continues in Early 2015

“Horizon’s strong first-quarter 2015 performance reflects the outstanding work of our commercial team as we continue to execute our strategy of accelerating growth through strong commercial performance and expanded access for patients and targeted acquisitions,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “In particular, we’re extremely pleased with the first-quarter results of our primary care business unit, where we saw significant outperformance with our launch of PENNSAID 2% as well as strong performance of DUEXIS and VIMOVO. We expect the acquisition of Hyperion, which closed yesterday, to further diversify our product portfolio and enhance our business performance. To that end, today we’re raising our full-year 2015 guidance. We now forecast net sales of $590 to $610 million and adjusted EBITDA of $235 to $250 million.”

2015 Updated Guidance

The Company today announced it is raising 2015 full-year guidance as follows to reflect strong early performance in 2015 on its base business as well as the addition of the Hyperion acquisition:

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	Prior Guidance	New Guidance
Net sales	$450 to $475 million	$590 to $610 million
Adjusted EBITDA	$170 to $190 million	$257 to $272 million
Adjusted EBITDA net of royalties	NA	$235 to $250 million

For VIMOVO® and ACTIMMUNE®, estimated royalties payable over the life of the product were established as a liability as of the acquisition date. As a result, the Company’s operating results include accretion expense related to the royalty liability, but not the actual royalties incurred based on the products’ nets sales during the period. Going forward, Horizon’s adjusted EBITDA will exclude the royalty accretion and include royalties incurred during the quarter based on that period’s net sales for VIMOVO and ACTIMMUNE as well as for RAVICTI® and BUPHENYL®, both obtained in the Hyperion acquisition.

First Quarter 2015 Financial Results

•	Total net sales in the first quarter of 2015 were $113.1 million, compared with $51.9 million in the first quarter of 2014, representing 118 percent growth.

Net Sales

(in millions)	Q1 2015	Q1 2014	Change
ACTIMMUNE® (1)	$24.8	$—	NM
DUEXIS®	28.9	13.9	108%
LODOTRA®	1.0	0.7	51%
PENNSAID® 2% (2)	18.2	—	NM
RAYOS®	7.2	3.3	118%
VIMOVO®	33.0	34.0	-3%

Total net sales	$113.1	$51.9	118%

(1)	ACTIMMUNE was acquired September 19, 2014.
(2)	PENNSAID 2% was acquired on October 17, 2014

•	Gross margins were 74 percent in the first quarter of 2015 compared with 85 percent in the first quarter of 2014. On an Adjusted non-GAAP basis, gross margins were 91 percent in the first quarter of 2015 and 89 percent in the first quarter of 2014, excluding depreciation, intangible amortization, amortization of inventory step-up and royalty accretion, but including royalties incurred during the quarter based on that period’s net sales for VIMOVO and ACTIMMUNE.

•	Total operating expenses were $79.5 million in the first quarter of 2015, compared to $42.7 million in the first quarter of 2014. The increase in operating expenses reflects the increases in

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research and development expenses, principally related to ACTIMMUNE, sales and marketing expenses primarily due to the expansion of our sales force for PENNSAID 2% along with other costs related to ACTIMMUNE and PENNSAID 2% and general and administrative expenses, principally due to the build out of infrastructure to support the Company’s growth. First quarter 2015 operating expenses included $3.7 million of transaction-related expenses associated with the acquisitions of Vidara Therapeutics International plc, or Vidara, and Hyperion Therapeutics, Inc., or Hyperion.

•	Adjusted EBITDA was $37.7 million in the first quarter of 2015 after excluding the impact of $10.5 million in expenses associated with debt extinguishment and induced conversions of a portion of the 5.00% Convertible Senior Notes due 2018, or Convertible Senior Notes, $6.7 million in share-based compensation and $3.7 million of transaction expenses related to Vidara and Hyperion, compared with adjusted EBITDA of $12.1 million in the first quarter of 2014.

•	On a GAAP basis, net loss in the first quarter of 2015 was $19.6 million, or $0.16 net loss on a basic and diluted per share basis, compared to a net loss of $206.3 million in the first quarter of 2014, or $3.07 net loss on a basic and diluted per share basis.

•	Adjusted non-GAAP net income for the first quarter of 2015 was $27.9 million, or $0.22 basic earnings per share and $0.21 diluted earnings per share, compared to adjusted non-GAAP net income of $11.0 million, or $0.16 basic earnings per share and $0.13 diluted earnings per share in the first quarter of 2014. Weighted average shares used for calculating earnings per share in the first quarter of 2015 were 125.7 million and 138.2 million for basic and diluted earnings per share, respectively, compared to 67.1 million and 83.1 million for basic and diluted earnings per share, respectively, in the first quarter of 2014.

•	The number of ACTIMMUNE patients with chronic granulomatous disease, or CGD, and severe malignant osteopetrosis, or SMO, increased from 243 in the first quarter of 2014 to 280 in the first quarter of 2015, an increase of more than 15%.

•	DUEXIS total prescriptions were 77.3 thousand in the first quarter of 2015 compared to 53.3 thousand in the first quarter of 2014, a 45.1% increase. We continue to see growth in total prescriptions driven by the acceleration of our Prescriptions-Made-Easy program, or PME, with weekly total prescriptions for the month of April rising to levels that currently exceed those from the fourth quarter of 2014.

•	PENNSAID 2% total prescriptions have increased significantly since the Horizon relaunch in January and totaled 32.3 thousand in the first quarter of 2015. PENNSAID 2% was originally launched in the U.S. in April 2014.

•	VIMOVO total prescriptions were 68.0 thousand in the first quarter of 2015 compared to 69.4 thousand in the first quarter of 2014. We expect to see growth in total prescriptions in 2015 driven by the acceleration of our PME program, with weekly total prescriptions for the month of April rising to levels that currently exceed those in the fourth quarter of 2014.

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Summary of Non-GAAP Adjustments

	Q1 2015			Q1 2014
(in millions, except per share amounts)	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$113.1	$—	$113.1	$51.9	$—	$51.9
EBITDA (1)	16.8	20.9	37.7	(197.9)	210.0	12.1
Net income (loss)	(19.6)	47.5	27.9	(206.3)	217.3	11.0
Net income (loss) per share - basic	$(0.16)	$0.38	$0.22	$(3.07)	$3.23	$0.16
Net income (loss) per share - diluted	$(0.16)	$0.37	$0.21	$(3.07)	$3.20	$0.13

(1)	EBITDA is a non-GAAP measure.

Balance Sheet

•	The Company had cash and cash equivalents of $544.2 million as of March 31, 2015, an increase of $325.4 million from December 31, 2014, which includes the net proceeds of approximately $387.3 million from the offering of 2.50% Exchangeable Senior Notes completed in March 2015.

•	Total principal amount of outstanding debt was $728 million at March 31, 2015, compared to total principal amount of outstanding debt of $361 million at December 31, 2014.

Recent Major Events

•	Completed acquisition of Hyperion for $1.1 billion in cash and an enterprise value of $944 million in May.

•	Completed offering of $475 million aggregate principal amount of 6.625% Senior Notes due 2023 in April.

•	Completed $400 million Senior Secured Term Loan due 2022 at an initial interest rate of 4.5% in May.

•	Completed offering of $400 million aggregate principal amount of 2.50% Exchangeable Senior Notes in March.

•	Completed public offering of 17,652,500 ordinary shares priced at $28.25 raising net proceeds of approximately $475.2 million in April.

•	Submitted the IND for a Phase 3 study for ACTIMMUNE (interferon gamma-1b) in children with Friedreich’s ataxia (“FA”) in the first quarter of 2015 and received FDA Fast Track Designation.

•	Received two notices of allowances from the U.S. Patent and Trademark Office with claims covering PENNSAID 2% and one additional patent for each of RAYOS and VIMOVO.

•	Induced conversion of $32.5 million during the first quarter of 2015 and an additional $14.9 million in April 2015 of principal amounts of the Convertible Senior Notes, following which $13.6 million of principal amount of Convertible Senior Notes remain outstanding.

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•	Opened new corporate headquarters in Dublin, Ireland.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain financial measures such as adjusted non-GAAP net income, adjusted non-GAAP net income per share, non-GAAP gross profit margins and non-GAAP cash from operations that include adjustments to GAAP figures. These adjustments to GAAP exclude acquisition transaction related expenses, loss on induced debt conversions and debt extinguishment as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense and VIMOVO and ACTIMUNNE royalties during the period. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted EBITDA and adjusted EBITDA net of royalties are also used and provided by Horizon as non-GAAP financial measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the financial statements portion of this press release where the Company has provided a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. However, the Company has not provided a reconciliation of 2015 adjusted EBITDA and adjusted EBITDA net of royalties outlook to a net loss outlook because certain items that are a component of net loss but not part of adjusted EBITDA, such as share-based compensation and acquisition-related expenses, cannot be reasonably projected, either due to the significant impact of changes in Horizon’s share price on share-based compensation, or the variability associated with acquisition-related expenses due to timing and other factors.

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Conference Call

At 8:00 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 29511858

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 29511858

About Horizon Pharma plc

Horizon Pharma plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com.

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Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expected 2015 net revenue and adjusted EBITDA, Horizon’s growth strategy, the on-going commercialization of ACTIMMUNE, BUPHENYL, DUEXIS, PENNSAID 2%, RAVICTI, RAYOS and VIMOVO, the expected contribution of the Hyperion acquisition to Horizon’s business performance, and the planned Phase 3 study of ACTIMMUNE in FA. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, including risks relating to availability of coverage and adequate reimbursement and pricing from government and third party payers and risks relating to the success of Horizon’s Prescriptions-Made-Easy or PME specialty pharmacy program, whether commercial data regarding ACTIMMUNE, BUPHENYL, DUEXIS, PENNSAID 2%, RAVICTI, RAYOS and VIMOVO in the United States for any historical periods are indicative of future results, Horizon’s ability to comply with post-approval regulatory requirements, Horizon’s ability to enforce its intellectual property rights to its products, Horizon’s ability to execute on its plan to grow through acquiring or in licensing additional products or companies, and risks regarding Horizon’s ability to conduct the Phase 3 study of ACTIMMUNE in FA as planned. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

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CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$544,211	$218,807
Restricted cash	600	738
Accounts receivable, net	127,265	73,915
Inventories, net	13,586	16,865
Prepaid expenses and other current assets	48,677	14,370
Deferred tax assets, net	1,586	1,530

Total current assets	735,925	326,225

Property and equipment, net	8,873	7,241
Developed technology, net	679,483	696,963
In-process research and development	66,000	66,000
Other intangible assets, net	7,668	7,870
Deferred tax assets, net, non-current	18,761	18,761
Other assets	10,586	11,564

TOTAL ASSETS	$1,527,296	$1,134,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible debt, net	$22,921	$48,334
Accounts payable	21,963	21,011
Accrued trade discounts and rebates	78,226	76,115
Accrued expenses	46,125	46,625
Accrued royalties, current portion	25,781	25,325
Deferred revenues, current portion	1,096	1,261
Deferred tax liabilities, net	326	721

Total current liabilities	196,438	219,392

LONG-TERM LIABILITIES:
Exchangeable notes, net	269,597	—
Long-term debt, net	297,317	297,169
Accrued royalties, net of current	45,272	48,887
Deferred revenues, net of current	7,301	8,144
Deferred tax liabilities, net, non-current	19,965	19,570
Other-long term liabilities	3,450	1,258

Total long-term liabilities	642,902	375,028

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value per share; 300,000,000 shares authorized; 133,671,381 and 124,425,853 shares issued at March 31, 2015 and December 31, 2014, respectively, and 133,287,015 and 124,041,487 outstanding at March 31, 2015 and December 31, 2014 respectively.	14	13
Treasury stock, 384,366 ordinary shares at March 31, 2015 and December 31, 2014	(4,585)	(4,585)
Additional paid-in capital	1,435,298	1,269,858
Accumulated other comprehensive loss	(2,499)	(4,363)
Accumulated deficit	(740,272)	(720,719)

Total shareholders’ equity	687,956	540,204

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,527,296	$1,134,624

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CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
REVENUES:
Net sales	$113,141	$51,926
Cost of goods sold	28,853	7,619

Gross profit	84,288	44,307

OPERATING EXPENSES:
Research and development	6,181	2,833
Sales and marketing	47,063	28,695
General and administrative	26,280	11,192

Total operating expenses	79,524	42,720

Operating income	4,764	1,587

OTHER EXPENSE, NET:
Interest expense, net	(10,032)	(4,207)
Foreign exchange loss	(837)	(38)
Loss on derivative fair value	—	(204,030)
Loss on induced debt conversion and debt extinguishment	(10,544)	—
Other, net	(991)	(667)

Total other expense, net	(22,404)	(208,942)

Loss before benefit for income taxes	(17,640)	(207,355)
EXPENSE (BENEFIT) FOR INCOME TAXES	1,913	(1,105)

NET LOSS	$(19,553)	$(206,250)

Net loss per share - basic and diluted	$(0.16)	$(3.07)

Weighted average shares outstanding - basic and diluted	125,650,593	67,138,463

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,553)	$(206,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and intangible amortization expense	18,335	5,403
Share-based compensation	6,674	1,927
Loss on derivative revaluation	—	204,030
Royalty accretion	3,044	—
Non cash loss on induced debt conversion	4,848	—
Amortization of debt discount and deferred financing costs	2,206	2,333
Foreign exchange loss	837	38
Other	102	—
Changes in operating assets and liabilities:
Accounts receivable	(53,443)	(24,142)
Inventories	3,088	(729)
Prepaid expenses and other current assets	(34,307)	(4,218)
Accounts payable	(18)	352
Accrued trade discounts and rebates	2,188	17,143
Accrued expenses	(6,022)	3,559
Deferred revenues	(26)	112
Deferred income taxes	1,356	(454)
Other non-current assets and liabilities	(48)	139

Net cash provided used in operating activities	(70,739)	(757)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,577)	(494)
Change in restricted cash	138	—

Net cash used in investing activities	(1,439)	(494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of exchangable notes	388,000	—
Proceeds from the issuance of ordinary shares in connection with warrant exercises	9,924	23,544
Proceeds from the issuance of ordinary shares in connection with stock option exercises	574	612

Net cash provided by financing activities	398,498	24,156

Effect of foreign exchange rate changes on cash	(916)	(11)

NET INCREASE IN CASH AND CASH EQUIVALENTS	325,404	22,894
CASH AND CASH EQUIVALENTS, beginning of the year	218,807	80,480

CASH AND CASH EQUIVALENTS, end of the period	$544,211	$103,374

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RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Adjusted Non-GAAP Net Income:
GAAP Net Loss	$(19,553)	$(206,250)
Non-GAAP Adjustments:
Vidara acquisition costs	1,734	4,049
Hyperion acquisition costs	1,920	—
Loss on derivative revaluation	—	204,030
Loss on induced debt conversion and debt extinguishment	10,544	—
Amortization and accretion:
Intangible amortization expense (net of tax effect)	17,681	4,680
Amortization of debt discount and deferred financing costs	2,206	2,333
Accretion of royalty liabilities	3,044	—
Amortization of inventory step-up adjustment	3,154	—
Amortization of deferred revenue	(134)	(161)
Share-based compensation	6,674	1,927
Depreciation expense	654	376

Total of non-GAAP adjustments	47,477	217,234

Adjusted Non-GAAP Net Income (Loss)	$27,924	$10,984

VIMOVO and ACTIMMUNE royalties for period	(5,196)	(3,349)

Adjusted Non-GAAP Net Income (Net of Royalties)	$22,728	$7,635

Weighted average shares - Basic	125,650,593	67,138,463

Adjusted Non-GAAP Net Income Per Share - Basic:
GAAP net loss per share-Basic	$(0.16)	$(3.07)
Non-GAAP adjustments	0.38	3.23

Adjusted Non-GAAP Net Income per share - Basic	$0.22	$0.16

VIMOVO and ACTIMMUNE royalties for period	(0.04)	(0.05)

Adjusted Non-GAAP Net Income per share - Basic (Net of Royalties)	$0.18	$0.11

Weighted average shares - Diluted
Weighted average shares - Basic	125,650,593	67,138,463
Ordinary stock equivalents	12,524,900	15,961,807

Weighted average shares - Diluted	138,175,493	83,100,270

Adjusted Non-GAAP Net Income (Loss) Per Share - Diluted:
Adjusted Non-GAAP Net Income	$27,924	$10,984
Add: Convertible debt interest expense, net of taxes	714	—

Adjusted Non-GAAP Net Income - Diluted	$28,638	$10,984

VIMOVO and ACTIMMUNE royalties for period	(5,196)	(3,349)

Adjusted Non-GAAP Net Income - Diluted (Net of Royalties)	$23,442	$7,635

GAAP net loss per share - Diluted	$(0.16)	$(3.07)
Non-GAAP adjustments	0.38	3.23
Diluted earnings per share effect of ordinary share equivalents	(0.01)	(0.03)

Adjusted Non-GAAP Net Income per share - Diluted	$0.21	$0.13

VIMOVO and ACTIMMUNE royalties for period	(0.04)	(0.04)

Adjusted Non-GAAP Net Income per share - Diluted (Net of Royalties)	$0.17	$0.09

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ADDITIONAL GAAP TO NON-GAAP RECONCILIATIONS

EBITDA, Gross Profit and Operating Cash Flow

(in thousands, except percentages)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
EBITDA and Adjusted EBITDA:
GAAP Net Loss	$(19,553)	$(206,250)
Depreciation	654	376
Amortization and accretion:
Intangible amortization expense	17,681	5,026
Accretion of royalty liabilities	3,044	—
Amortization of deferred revenue	(134)	(161)
Amortization of inventory step-up adjustment	3,154	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	10,032	4,207
Expense (benefit) for income taxes	1,913	(1,105)

EBITDA	$16,791	$(197,907)

Non-GAAP adjustments:
Vidara acquisition costs	1,734	4,049
Hyperion acquisition costs	1,920	—
Loss on derivative revaluation	—	204,030
Loss on induced debt conversion and debt extinguishment	10,544	—
Share-based compensation	6,674	1,927

Total of Non-GAAP adjustments	$20,872	$210,006

Adjusted EBITDA	$37,663	$12,099

VIMOVO and ACTIMMUNE royalties for period	$(5,196)	$(3,349)

Adjusted EBITDA (Net of Royalities)	$32,467	$8,750

Non-GAAP Gross Profit:
GAAP net sales	$113,141	$51,926
GAAP cost of goods sold	28,853	7,619

GAAP gross profit	$84,288	$44,307

GAAP gross profit %	74%	85%
Non-GAAP Gross Profit:
GAAP gross profit	$84,288	$44,307
Non-GAAP gross profit adjustments:
Intangible amortization expense	17,479	5,026
Accretion of royalty liabilities	3,044	—
Amortization of inventory step-up adjustment	3,154	—
Depreciation	129	32
VIMOVO and ACTIMMUNE royalties for period	(5,196)	(3,349)

Total of Non-GAAP adjustments	$18,610	$1,709

Non-GAAP gross profit	$102,898	$46,016

Non-GAAP gross profit %	91%	89%
Non-GAAP Cash Provided By (Used) in Operating Activities:
GAAP cash used in operating activities	$(70,739)	$(757)
Cash payments related to Vidara acquisition costs	1,820	5,095
Cash payments associated with induced debt conversion	5,696	—

Non-GAAP cash provided by (used in) operating activities	$(63,223)	$4,338

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Investors:

John B. Thomas

Executive Vice President, Corporate Strategy and Investor Relations

investor-relations@horizonpharma.com

U.S. Media Contact:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media Contact:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland